Exhibit 22
                                                                    ----------
Subsidiaries of the Registrant
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The Registrant, during fiscal 1995, owned the following percentages of the voting securities of the following subsidiaries:

    Name                     Percent          Incorporated            Note
    ----                     -------          ------------            ----

 Bender Shoe Company           100%           Pennsylvania             (1)

 B.B. Walker Company of
   Virginia, Inc.              100%           Virginia                 (2)



(1)  Operates as a division of B.B. Walker Company, Inc.

(2)  Subsidiary was dissolved in April, 1995.